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                                                                    Exhibit 10.7

                             STOCK OPTION AGREEMENT
                          (Non-Qualified Stock Option)
                          ----------------------------

         THIS STOCK OPTION AGREEMENT is entered into as of ______________ (the "Grant Date") by and between The Scotts Company ("Scotts" or "we") and _____________ ("Optionee" or "you").

         1. Grant of Option. You are hereby granted an option (the "Option") under Scotts' 1996 Stock Option Plan (the "Plan") to purchase _______ common shares of Scotts. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

         2. Terms and Conditions of Your Option. The purchase price (the "Option Price") to be paid by you upon the exercise of your Option is $_______ per share. Subject to the terms and conditions of the Plan: a) you may exercise your Option immediately, however, if you exercise your Option within three years of the Grant Date, you agree that all proceeds will be retained by Scotts; b) if your employment with Scotts or any of its affiliates is terminated within three years from the Grant Date, the exercisability of your Option will be governed by
Section 7 of the Plan; and c) your Option terminates and ceases to be exercisable on the fifth anniversary of the Grant Date.

         3. Exercise. Once vested, you may exercise your Option, in whole or in part, by delivering to Merrill Lynch a signed notice of exercise. If you die or transfer your Option as permitted under the Plan, the person entitled to exercise the Option must deliver the signed notice of exercise. The notice of exercise must state the number of whole common shares being purchased. You may pay the Option Price in any manner permitted by Section 6.4 of the Plan. You (or if you die, your estate) will be responsible for paying to Scotts the amount of any taxes we are required by law to withhold in connection with the exercise of the Option. You may satisfy these tax withholding requirements in any manner permitted under Section 10.4 of the Plan. No proceeds from the exercise of your Option will be paid to you until all tax withholding requirements have been satisfied.

         4. Your Rights as a Shareholder. You have no rights or privileges as a shareholder of Scotts as to any of the common shares covered by the Option until you are issued a share certificate.

         5. General. This Agreement incorporates and your Option is subject to all of the provisions of the Plan which are not specifically described in this Agreement. If there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan control. This Agreement is governed by Ohio law. This Agreement represents the entire and exclusive agreement between you and Scotts concerning your Option grant. Any change, termination or attempted waiver of the provisions of this Agreement must be made in a writing signed by you and Scotts. The rights and obligations of Scotts under this Agreement will also extend to our successors and assigns.

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                  IN WITNESS WHEREOF, Scotts has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, in each case, effective as of the Grant Date.

                              THE SCOTTS COMPANY


                              By:
                                  ------------------------------------------
                                  David M. Aronowitz
                                  Executive Vice President, General Counsel


         Optionee acknowledges receipt of a copy of the Plan and the Prospectus dated October 1, 2002, and all supplements thereto, related to the Plan. Optionee represents that Optionee is familiar with the terms and conditions of the Plan. By signing below, Optionee accepts the Option subject to all terms and conditions of this Agreement and the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the committee administering the Plan should any questions arise under the Plan or this Agreement.

                              OPTIONEE:


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                              Signature of Optionee